UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 27, 2008

MathStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51560	41-1881957
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19075 N.W. Tanasbourne Drive, Suite 200		97124
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (503) 726-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by MathStar, Inc. with the Securities and Exchange Commission on May 28, 2008.  Item 5.02 and Item 7.01 of the Current Report on Form 8-K filed by MathStar, Inc. on May 28, 2008 are hereby amended to read in their entirety as follows:

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The employment of Daniel J. Sweeney as President and Chief Operating Officer and Sean P. Riley as Vice President, Marketing for MathStar, Inc. (the “Company”) was terminated effective May 30, 2008 as part of the Company’s plan to discontinue its field programmable object array (FPOA) chip development and board-level systems development businesses.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

The employment of Russell E. Corvese as Vice President of Sales for the Company was terminated effective May 30, 2008 as part of the Company’s plan described in Item 5.02 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MathStar, Inc.

Date: May 29, 2008.

	By	/s/ Douglas M. Pihl
Chairman and Chief Executive Officer
(Principal Executive Officer)